Exhibit 99.1

For immediate release

AAR REPORTS FIRST QUARTER 2020 RESULTS

•           First quarter sales of $542 million, up 16% from $466 million in Q1 FY2019

•           First quarter GAAP diluted earnings per share from continuing operations of $0.49

•           Adjusted diluted earnings per share from continuing operations of $0.57

WOOD DALE, ILLINOIS (September 25, 2019) — AAR CORP. (NYSE: AIR) today reported first quarter Fiscal Year 2020 consolidated sales of $541.5 million and income from continuing operations of $17.1 million, or $0.49 per diluted share.  For the first quarter of the prior year, the Company reported sales of $466.3 million and income from continuing operations of $18.9 million, or $0.54 per diluted share.  Our adjusted diluted earnings per share from continuing operations were $0.57 in the current quarter compared to $0.54 in the first quarter of the prior year.

Consolidated sales increased 16% over the prior year period from continued growth in our programs and parts supply activities.  Our Aviation Services segment experienced significant growth of 17% driven by improved performance in MRO, execution on new government contract awards, and continued strong demand for both new and aftermarket parts.  In our Expeditionary Services segment, sales increased 6% as volumes have increased from recent contract awards.

“We are pleased with the strong start to Fiscal 2020 as our momentum carried into the first quarter.  We saw continued strength in our parts supply activities, as well as in government programs.  We are also pleased with the positive impact our efforts to attract and retain talent have had in our MRO activities,” said John M. Holmes, President and Chief Executive Officer of AAR CORP.

During the quarter, we were awarded a new $118 million contract from the Naval Air Systems Command in support of the U.S. Marine Corps for the procurement, modification and delivery of two C-40 aircraft.  This award demonstrates the power of our integrated services model by combining the strengths of our parts supply, government programs, MRO and engineering teams to deliver a creative solution to the U.S. Marine Corps.  We began work on this contract in Q1 and expect to deliver the aircraft in fiscal 2021.

Subsequent to the end of the quarter, we also announced two contract awards related to our parts supply activities.  We were selected as the main distributor for Leach International Corporation, a subsidiary of Transdigm, which will include distributing electromechanical and solid state switch gears, such as relays, switches, relay panels and power distribution units to OEMs, commercial airlines and MRO providers, as well as to the military aftermarket.  We also announced a new agreement with Mitsubishi Heavy Industries Aero Engines, Ltd. to supply PW4000 engine parts in support of their engine overhaul business.  This contract is our largest commercial agreement in Japan to date.

Sales to government and defense customers were 38% of consolidated sales compared to 32% in the prior year’s quarter reflecting growth from the new C-40 contract award and other government programs.  First quarter sales to commercial customers, which also increased during the period, represented 62% of consolidated sales compared to 68% of consolidated sales in the first quarter of last year.

Gross profit margins decreased slightly to 15.1% in the current quarter from 15.3% in the prior year quarter due primarily to Expeditionary Services profitability.  Aviation Services gross profit margins expanded from 15.3% to 15.6% primarily due to the mix of products and services sold.

Selling, general and administrative expenses as a percentage of sales were 10.7% for the quarter, compared to 10.3% last year reflecting increased costs related to the investigation and compliance matters disclosed earlier in the quarter.  Selling, general and administrative expenses as a percentage of sales were 10.1% excluding $3.6 million related to these costs and severance.

Net interest expense for the quarter was $2.1 million compared to $1.6 million last year.  Also during the quarter, the Company paid cash dividends of $2.9 million, or $0.075 per share.  Average diluted share count for the quarter was 35.0 million compared to 35.1 million in the first quarter last year.

Cash flow used in operating activities from continuing operations was $30.1 million during the current quarter.  The level of our accounts receivable financing program remained consistent with the fourth quarter resulting in no favorable or unfavorable impact on our cash flows during the quarter.

Holmes concluded, “We are very pleased with the recent C-40 award and other new contract wins and we remain well-positioned to continue to secure new business across the commercial and government markets.  Demand for our aviation services offering remains very strong and we are excited about the opportunities we see for Fiscal 2020.”

Outlook

We are re-affirming our financial guidance for Fiscal Year 2020, which includes sales in the range of $2.1 to $2.2 billion and adjusted diluted earnings per share from continuing operations of $2.45 to $2.65.  We continue to expect selling, general and administrative expenses to be approximately 10.5% of sales and anticipate an effective tax rate of 24% in Fiscal Year 2020.

Conference Call Information

AAR will hold its quarterly conference call at 3:45 p.m. CDT on September 25, 2019. The conference call can be accessed by calling 866-802-4322 from inside the U.S. or 703-639-1319 from outside the U.S.  A replay of the conference call will also be available by calling 855-859-2056 from inside the U.S. or 404-537-3406 from outside the U.S. (access code 9886506). The replay will be available from 7:15 p.m. CST on September 25, 2019 until 10:59 p.m. CST on October 2, 2019.

About AAR

AAR is a global aftermarket solutions company that employs more than 6,000 people in over 20 countries. Based in Wood Dale, Illinois, AAR supports commercial aviation and government customers through two operating segments: Aviation Services and Expeditionary Services. AAR’s Aviation Services include parts supply; OEM parts distribution; supply chain programs; customer fleet management and operations; aircraft maintenance, repair and overhaul; engineering services and component repair.  AAR’s Expeditionary Services include mobility systems; command and control centers in support of military and humanitarian missions; and composite manufacturing operations. Additional information can be found at www.aarcorp.com.

Contact: Jason Secore, Vice President, Treasurer | (630) 227-2075 | jason.secore@aarcorp.com

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, including those factors discussed under Item 1A, entitled “Risk Factors”, included in the Company’s Form 10-K for the fiscal year ended May 31, 2019. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described.  These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control.  The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. For additional information, see the comments included in AAR’s filings with the Securities and Exchange Commission.

AAR CORP. and Subsidiaries

Consolidated Statements of Income

(In millions except per share data - unaudited)

	Three Months Ended August 31,
	2019	2018

Sales	$541.5	$466.3
Cost and expenses:
Cost of sales	459.9	395.1
Provision for doubtful accounts	0.7	0.6
Selling, general and administrative	58.1	48.2
Operating income	22.8	22.4
Interest expense, net	(2.1)	(1.6)
Other income (expense), net	(0.2)	0.4
Income from continuing operations before income taxes	20.5	21.2
Income tax expense	3.4	2.3
Income from continuing operations	17.1	18.9
Loss from discontinued operations	(12.7)	(3.8)
Net income	$4.4	$15.1

Earnings per share — Basic
Earnings from continuing operations	$0.49	$0.54
Loss from discontinued operations	(0.37)	(0.11)
Earnings per share — Basic	$0.12	$0.43

Earnings per share — Diluted
Earnings from continuing operations	$0.49	$0.54
Loss from discontinued operations	(0.36)	(0.11)
Earnings per share — Diluted	$0.13	$0.43

Share Data:
Weighted average shares outstanding — Basic	34.7	34.6
Weighted average shares outstanding — Diluted	35.0	35.1

AAR CORP. and Subsidiaries

Consolidated Balance Sheets

(In millions)

	August 31, 2019	May 31, 2019
	(unaudited)
ASSETS
Cash and cash equivalents	$39.9	$21.3
Restricted cash	18.1	19.8
Accounts receivable, net	197.3	197.8
Contract assets	62.0	59.2
Inventories, net	553.6	523.7
Rotable assets and equipment on or available for lease	62.5	65.3
Assets of discontinued operations	41.7	29.2
Other current assets	46.5	36.2
Total current assets	1,021.6	952.5
Property, plant, and equipment, net	132.7	132.8
Operating lease right-of-use assets, net	93.0	—
Goodwill and intangible assets, net	128.8	138.4
Rotable assets supporting long-term programs	225.2	216.0
Other non-current assets	81.8	77.5
Total assets	$1,683.1	$1,517.2

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$341.5	$328.3
Liabilities of discontinued operations	54.9	29.2
Total current liabilities	396.4	357.5
Long-term debt	202.2	141.7
Operating lease liabilities	74.7	—
Other liabilities and deferred income	100.3	112.1
Total liabilities	773.6	611.3
Equity	909.5	905.9
Total liabilities and equity	$1,683.1	$1,517.2

AAR CORP. and Subsidiaries

Consolidated Statements of Cash Flows

(In millions — unaudited)

	Three Months Ended August 31,
	2019	2018
Cash flows used in operating activities:
Net income	$4.4	$15.1
Less: Loss from discontinued operations	12.7	3.8
Income from continuing operations	17.1	18.9
Adjustments to reconcile income from continuing operations to net cash used in operating activities
Depreciation and intangible amortization	10.8	10.1
Amortization of stock-based compensation	4.3	4.0
Provision for doubtful accounts	0.7	0.6
Changes in certain assets and liabilities:
Accounts receivable	(0.6)	(21.3)
Contract assets	(2.7)	0.9
Inventories	(30.0)	(24.5)
Rotable assets supporting long-term programs	(13.8)	(7.9)
Accounts payable and accrued liabilities	5.0	(24.5)
Other	(20.9)	10.8
Net cash used in operating activities — continuing operations	(30.1)	(32.9)
Net cash provided from (used in) operating activities — discontinued operations	(2.3)	5.9
Net cash used in operating activities	(32.4)	(27.0)

Cash flows used in investing activities:
Property, plant and equipment expenditures	(4.5)	(4.2)
Other	1.0	(0.5)
Net cash used in investing activities — continuing operations	(3.5)	(4.7)
Net cash used in investing activities — discontinued operations	—	(0.3)
Net cash used in investing activities	(3.5)	(5.0)

Cash flows provided from financing activities:
Proceeds from borrowings, net	60.0	32.0
Cash dividends	(2.9)	(2.7)
Other	(4.3)	6.5
Net cash provided from financing activities — continuing operations	52.8	35.8
Net cash used in financing activities — discontinued operations	—	(0.5)
Net cash provided from financing activities	52.8	35.3
Effect of exchange rate changes on cash	—	(0.1)
Increase in cash and cash equivalents	16.9	3.2
Cash, cash equivalents, and restricted cash at beginning of period	41.1	41.6
Cash, cash equivalents, and restricted cash at end of period	$58.0	$44.8

Sales By Business Segment

(In millions - unaudited)

	Three Months Ended August 31,
	2019	2018
Aviation Services	$511.8	$438.4
Expeditionary Services	29.7	27.9
	$541.5	$466.3

Gross Profit by Business Segment

(In millions- unaudited)

	Three Months Ended August 31,
	2019	2018
Aviation Services	$80.0	$67.1
Expeditionary Services	1.6	4.1
	$81.6	$71.2

Adjusted income from continuing operations, adjusted diluted earnings per share from continuing operations, adjusted selling, general, and administrative expenses, adjusted cash used in operating activities from continuing operations, adjusted EBITDA, and net debt are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  We believe these non-GAAP financial measures are relevant and useful for investors as they provide a better understanding of our actual operating performance unaffected by the impact of certain items.  When reviewed in conjunction with our GAAP results and the accompanying reconciliations, we believe these non-GAAP financial measures provide additional information that is useful to gain an understanding of the factors and trends affecting our business and provide a means by which to compare our operating performance against that of other companies in the industries we compete.  These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.  Adjusted EBITDA is income from continuing operations before interest income (expense), other income (expense), income taxes, depreciation and amortization, stock-based compensation and other items of an unusual nature including but not limited to severance, facility repositioning costs, investigation and remediation compliance costs, and significant customer bankruptcies.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

Adjusted Income from Continuing Operations

(In millions - unaudited)

	Three Months Ended August 31,
	2019	2018
Income from continuing operations	$17.1	$18.9
Investigation and remediation compliance costs, net of tax	2.4	—
Severance and restructuring charges (reversals), net of tax	0.5	(0.1)
Adjusted income from continuing operations	$20.0	$18.8

Adjusted Diluted Earnings per Share from Continuing Operations

(In millions - unaudited)

	Three Months Ended August 31,
	2019	2018
Diluted earnings per share from continuing operations	$0.49	$0.54
Investigation and remediation compliance costs, net of tax	0.07	—
Severance and restructuring charges, net of tax	0.01	—
Adjusted diluted earnings per share from continuing operations	$0.57	$0.54

Adjusted Selling, General and Administrative Expenses

(In millions - unaudited)

	Three Months Ended August 31,
	2019	2018
Selling, general and administrative expenses	$58.1	$48.2
Investigation and remediation compliance costs	(2.8)	—
Severance and restructuring (charges) reversals	(0.8)	0.1
Stock-based compensation	(4.3)	(4.0)
Adjusted selling, general and administrative expenses	$50.2	$44.3

Adjusted Cash Used in Operating Activities From Continuing Operations

(In millions - unaudited)

	Three Months Ended August 31,
	2019	2018
Cash used in operating activities from continuing operations	$(30.1)	$(32.9)
Amounts outstanding on accounts receivable financing program:
Beginning of period	86.2	71.7
End of period	(86.2)	(88.6)
Adjusted cash used in operating activities from continuing operations	$(30.1)	$(49.8)

Adjusted EBITDA

(In millions - unaudited)

	Three Months Ended August 31,
	2019	2018
Net income	$4.4	$15.1
Loss from discontinued operations	12.7	3.8
Income tax expense	3.4	2.3
Other income (expense), net	0.2	(0.4)
Interest expense, net	2.1	1.6
Depreciation and intangible amortization	10.8	10.1
Investigation and remediation compliance costs	3.1	—
Severance and restructuring charges (reversals)	0.7	(0.1)
Stock-based compensation	4.3	4.0
Adjusted EBITDA	$41.7	$36.4

Net Debt

(In millions- unaudited)

	August 31, 2019	August 31, 2018
Total debt	$203.3	$210.7
Less: Cash and cash equivalents	(39.9)	(22.7)
Net debt	$163.4	$188.0

Net Debt to Adjusted EBITDA

(In millions - unaudited)

Adjusted EBITDA for the year ended May 31, 2019	$168.1
Less: Adjusted EBITDA for the three months ended August 31, 2018	(36.4)
Plus: Adjusted EBITDA for the three months ended August 31, 2019	41.7
Adjusted EBITDA for the twelve months ended August 31, 2019	173.4
Net debt at August 31, 2019	$163.4
Net debt to Adjusted EBITDA	0.94